EXHIBIT (I)




[GRAPHIC  OMITED]

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                        September  28,  2010



The  Arbitrage  Funds
41  Madison  Avenue,  28th  Floor
New  York,  NY  10010
Ladies  and  Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Arbitrage Funds shares of beneficial interest (such shares of beneficial interest being hereinafter referred to as the "Shares"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration statement on Form N-1A; (b) your Declaration of Trust and By-Laws, as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, document and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                         Very truly yours,

                                                         /s/ Foley & Lardner LLP

                                                         Foley & Lardner LLP